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                                                                       Exhibit 8


                               November 20, 2001



Swann BancShares, Inc.
Bank of Wedowee
111 West Broad Street
Wedowee, Alabama 36278

Ladies and Gentlemen:

     We have acted as counsel to Swann BancShares, Inc., an Alabama corporation ("Swann BancShares"), and the Bank of Wedowee, an Alabama banking corporation (the "Bank"), in connection with the formation of Swann BancShares as a holding company for the Bank pursuant to the terms of the Agreement and Plan of Exchange by and between Swann BancShares and the Bank dated November 20, 2001 (the "Exchange Agreement") and the filing of the registration statement by Swann BancShares on Form S-4 (together with all amendments and exhibits thereto through the date hereof, the "Registration Statement"), under the Securities Act of 1933, as amended, covering the shares of Swann BancShares common stock to be issued pursuant to the Exchange Agreement (the "Exchange").

     In rendering this opinion we have examined such documents as we have deemed relevant or necessary, including without limitation, the Exchange Agreement and the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the due execution and delivery of all documents, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or copies, and the authenticity of the originals of such copies.

     As to factual matters, in rendering this opinion, we have relied solely on and have assumed the present and continuing truth and accuracy of (i) the description of the facts relating to the Exchange contained in the Exchange Agreement and the Registration Statement, (ii) the factual representations and warranties contained in the Exchange Agreement, the Registration Statement and related documents and agreements, and (iii) the factual matters addressed by representations from certain executive officers of Swann BancShares and the Bank contained in an Officer's Certificate dated November 20, 2001, a copy of which is attached as Exhibit A (the "Officer's Certificate"). The Officer's Certificate addresses various factual matters relevant to the qualification of the Exchange as a non-recognition transaction under Section 351(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The initial and continuing truth and accuracy of all such factual matters constitutes an integral basis for, and a material condition to, this opinion.

     The scope of this opinion is limited strictly to the matters set forth below and no other opinion may be implied or inferred beyond such matters. Without limiting the foregoing sentence, we express no opinion as to (i) any of the local, state, foreign or other federal tax consequences resulting from the Exchange, (ii) the federal income tax consequences to shareholders of the Bank subject to special rules under the Code, such as foreign persons, tax-exempt organizations, insurance companies, financial institutions, dealers in stocks and securities, and persons who do not own such stock as a capital asset, (iii) the federal income tax consequences affecting shares of the Bank common stock acquired upon exercise of stock options, stock purchase plan rights or otherwise as compensation, (iv) the tax consequences to holders of warrants, options or other rights to acquire shares of the Bank common stock, and (v) the tax consequences of the parties to the Exchange Agreement under Section 1502 of the Code.

     This opinion is based on the Code, the Treasury Regulations promulgated thereunder, judicial decisions and administrative pronouncements of the Internal Revenue Service ("IRS"), all existing and in effect on the date of this opinion and all of which are subject to change at any time, possibly retroactively. Any such change could materially alter the conclusions reached in this opinion. We undertake no obligation to you or any other person to give notice of any such change. No tax rulings have been sought or obtained from the IRS. As noted above, this opinion is limited strictly to the matters expressly stated herein and no other opinion may be implied or inferred beyond such matters. You should realize that this opinion is not binding on the IRS or the courts.

     Subject to the qualifications, assumptions and conditions provided herein, we are of the opinion that:

     1. The Exchange will constitute a transfer to a controlled corporation under Section 351 of the Code.

     2. No gain or loss will be recognized by the shareholders of the Bank who exchange all of their shares of the Bank's common stock solely for Swann BancShares common stock pursuant to the Exchange Agreement.

     3. The aggregate tax basis of Swann BancShares common stock to be received by a shareholder of the Bank who exchanges the Bank's common stock solely for Swann BancShares common stock in the Exchange will be the same as the aggregate tax basis of the Bank's common stock surrendered in exchange therefor.

     4. The holding period of Swann BancShares common stock to be received by holders of the Bank's common stock in the Exchange will include the period during which the shares of the Bank's common stock surrendered in exchange therefor were held, provided the Bank's common stock was held as a capital asset by the holders of such Bank common stock on the date of the exchange.

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     5.  Neither the Bank nor Swann BancShares will recognize gain or loss as a consequence of the Exchange.

     6. The aggregate tax basis of the Bank common stock to be transferred will be the same in the hands of Swann BancShares as the aggregate tax basis of such stock in the hands of the Bank's shareholders immediately prior to the transfer.

     7. The holding period of the Bank common stock transferred to Swann BancShares in the transaction will include the period during which the shares transferred were held by the Bank's shareholders.

     8. Dissenting Bank shareholders who receive solely cash for their shares of Bank common stock will be treated as having received such cash as taxable distributions in redemption of their Bank stock subject to the provisions and limitations of Section 302 of the Code and will be required to recognize gain or loss.

     This opinion is provided to you solely for purposes of filing of the Registration Statement. Without our prior written consent, this opinion may not otherwise be quoted or referred to in whole or in part in any report or document or furnished to any other person or entity other than your counsel or your accountants, except in response to a valid subpoena or other lawful process.

                                    Very truly yours,


                                    BALCH & BINGHAM LLP

                                    By: /s/ Michael D. Waters
                                        ---------------------------------
                                        Michael D. Waters

                                   EXHIBIT A
                                   ---------


                            MANAGEMENT CERTIFICATE

                               November 20, 2001



Balch & Bingham LLP
1901 Sixth Avenue North
Suite 2600
Birmingham, Alabama 35203


     Re: Exchange pursuant to that certain Agreement and Plan of Exchange dated as of November 20, 2001 (the "Exchange Agreement"), by and between Swann BancShares, Inc., an Alabama corporation ("Swann BancShares") and the Bank of Wedowee, an Alabama banking corporation (the "Bank")

Ladies and Gentlemen:

     This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the Exchange.

     A.   Representations.  After consulting with its counsel and auditors
          ---------------
regarding the meaning of and the factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true and will continue to be true as of the effective date of the Exchange and thereafter where relevant:

          1. Swann BancShares's and the Bank's principal reasons for participating in the Exchange are bona fide business reasons.

          2. Following the Exchange, the Bank will continue the historic business of the Bank or use a significant portion of the Bank's historic business assets in a business.

          3. There will be no payment of cash in lieu of fractional shares of the Bank's common stock and no issuance of fractional shares in the Exchange.

          4. No stock or securities will be issued for services rendered to or for the benefit of Swann BancShares in connection with the proposed transaction, and no stock or securities will be issued for indebtedness of Swann BancShares or for interest on indebtedness of Swann BancShares.

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          5.  None of the Bank common stock to be transferred to Swann
BancShares was received by the Bank's shareholders as part of the plan of liquidation of another corporation.

          6. Bank common stock is the only property being transferred to Swann BancShares, and all shares of the Bank common stock other than those held by persons who exercise and perfect their rights as dissenters will be transferred pursuant to the Exchange. No Swann BancShares common stock will be owned by the Bank's shareholders prior to the Exchange.

          7. All of the stock to be transferred in the Exchange is common stock, and, thus, none of the stock to be transferred is `Section 306 stock' within the meaning of Section 306 of the Code.

          8. The transfer of any stock pursuant to the Exchange is not the result of the solicitation by a promoter, broker, or investment house.

          9. The shareholders of the Bank transferring common stock in the Exchange to Swann BancShares will not retain any right in such Bank common stock transferred to Swann BancShares.

          10. There is no debt or other liabilities relating to the Bank common stock being transferred to Swann BancShares that is being assumed by Swann BancShares or to which such stock is subject. Thus, the adjusted basis and the fair market value of the Bank common stock transferred by the Bank's shareholders to Swann BancShares will, in each instance, be equal to or exceed the sum of the liabilities to be assumed by Swann BancShares plus any liabilities to which the Bank common stock is subject.

          11. Swann BancShares will be a bank holding company within the meaning of Section 2(a) of the Bank Holding Company Act of 1956.

          12. An application to form a bank holding company was not filed with the Federal Reserve Board with respect to the Swann BancShares or by the Bank before August 6, 1982.

          13. None of the shareholders of the Bank transferring common stock in the Exchange to Swann BancShares will have acquisition indebtedness (i.e., indebtedness incurred to acquire the Bank common stock) assumed by Swann BancShares or will receive securities (not including Swann BancShares common stock) or other property (as described in Code Section 304(a)) in the Exchange.

          14. There is no indebtedness between Swann BancShares and the Bank shareholders, and no indebtedness will be created in favor of the Bank's shareholders as a result of the Exchange.

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          15. The Exchange Agreement and the transfers and exchanges that will occur under the Exchange Agreement were agreed upon before the Exchange, and such agreement is the agreement under which the rights of the parties are defined. All exchanges will occur on or approximately on the same date and be effective on the same date. The acquisition of `control' of the Bank (i.e., the ownership of stock possessing at least 80% of the total voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of all other classes of stock) by Swann BancShares, as well as the transfer of Swann BancShares common stock representing `control' of Swann BancShares to the Bank's shareholders who surrendered the Bank common stock in exchange therefor, are transferred pursuant to a single plan.

          16. None of the Swann BancShares common stock will be placed in escrow or issued under a contingent stock arrangement.

          17. There is no plan or intention for Swann BancShares to issue any additional shares of its stock, or to create any new classes of stock.

          18. There are no plans to issue any stock rights, warrants or subscriptions of Swann BancShares in the near future.

          19. The Bank has no knowledge of any shareholder who intends to dispose of Swann BancShares common stock after the Exchange.

          20. There is no plan or intention on the part of Swann BancShares to redeem or otherwise reacquire any of Swann BancShares common stock to be issued in the Exchange.

          21. Taking into account (i) any issuance of additional shares of Swann BancShares, (ii) issuance of Swann BancShares stock for services, (iii) the exercise of any Swann BancShares stock rights, warrants or subscriptions,
(iv) a public offering of Swann BancShares stock, and (v) the sale, exchange, transfer by gift, or other disposition of any of the Swann BancShares common stock to be received in the exchange, the shareholders of the Bank transferring the Bank's common stock to Swann BancShares and who receive common stock of Swann BancShares in exchange therefor will be in `control' of Swann BancShares within the meaning of Section 368(c) of the Code (i.e., will own stock possessing at least 80% of the total voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of all other classes of stock) immediately after the exchange because such transferors will own one hundred percent (100%) of the issued and outstanding stock of Swann BancShares.

          22. Each transferor will receive common stock of Swann BancShares approximately equal to the fair market value of the Bank common stock transferred to Swann BancShares.

          23. Swann BancShares will remain in existence and retain and use the property transferred to it in a trade or business.

          24. There is no plan or intention by Swann BancShares to sell or otherwise dispose of any Bank common stock other than in the normal course of business operations.

          25. Each of the parties to the transaction will pay its or his/her own expenses, if any, incurred in connection with the exchange.

          26. Swann BancShares is not and will not be an `investment company' within the meaning of Section 351(e)(1) of the Code and Section 1.351-1(c)(1)(ii) of the regulations.

          27. To the best knowledge of the Bank's management, none of its shareholders is under the jurisdiction of a court in a Title 11 or similar case (within the meaning of Section 368(a)(3)(A) of the Code) and Swann BancShares common stock received in the exchange will not be used to satisfy the indebtedness of any such debtor.

          28. Swann BancShares will not be a `personal service corporation' within the meaning of Section 269A of the Code.

          29. All savings, deposit and related accounts of the Bank outstanding immediately prior to the exchange will remain as such accounts of the Bank immediately after the exchange. All other assets and liabilities of the Bank will remain unaffected by the transaction.

          30.  Swann BancShares does not intend to make an election under Code
Section 1362(a) to be taxed as a `small business corporation' as defined in Code
Section 1361(a).

          B.  Reliance by You in Rendering Opinions; Limitations on Your
              ----------------------------------------------------------
Opinions.
--------

          1. The undersigned recognizes that (i) your opinions will be based on, among other things, the representations and statements set forth herein, in the Exchange Agreement, the Registration Statement and in the documents related thereto, and (ii) your opinions will be subject to certain limitations, qualifications and assumptions including that the opinions may not be relied upon if any such representations or statements are not accurate in all material respects.

          2. The undersigned recognizes that your opinions will not address any tax consequences of the Exchange or any action taken in connection therewith except as expressly set forth in such opinions.

                              Very truly yours,

                              Bank of Wedowee
                              an Alabama banking corporation


                              By: /s/ Robert B. Folsom, Jr.
                                  ------------------------------
                              Name:  Robert B. Folsom, Jr.
                              Title: President

                              Swann BancShares, Inc.
                              an Alabama corporation


                              By: /s/ Robert B. Folsom, Jr.
                                 -------------------------------
                              Name:  Robert B. Folsom, Jr.
                              Title: President